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Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated September 26, 2006 relating to the financial statements of Prentiss Properties Trust which appears in Brandywine Realty Trust’s Current Report on Form 8-K/A dated September 26, 2006. We also consent to the reference to us under the headings “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Dallas, Texas
November 3, 2006